Exhibit 10.18

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                     AND GRANT OF NON-QUALIFIED STOCK OPTION

         This Non-Qualified Stock Option Agreement (the "Agreement") is made and entered into as of April 1, 2002, and effective April 8, 2002, by and between Amcast Industrial Corporation, an Ohio corporation, (the "Company"), and Joseph
R. Grewe (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Company and the Optionee have entered into an Executive Employment Agreement dated April 1, 2002; and

         WHEREAS, this Agreement was a material inducement to Optionee to enter into the Executive Employment Agreement; and

         WHEREAS, prior to entering into the Executive Employment Agreement, Optionee was not and had never been an employee, director, officer or substantial security holder of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Optionee agree as follows:

1. Grant of the Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 150,000 (One Hundred Fifty Thousand) Common Shares of the Company Stock (the "Option Shares"), (such number of shares being subject to adjustment as provided in Paragraph 4 herein) on the terms and conditions herein set forth, at the purchase price of $5.48 per Option Share (the "Option"). The Option is a non-qualified stock option under the Internal Revenue Code of 1986, as amended.

2. Vesting. The Option Shares shall vest and become exercisable as follows, contingent upon the Optionee being employed by the Company on each such vesting date: 75,000 shares on April 1, 2002 and 75,000 shares on April 8, 2003; provided, however, that if the Company shall experience a Change in Control (as defined in Executive's Change of Control Agreement appended to the Executive
Employment Agreement) and the Executive's employment is terminated within two years following a Change in Control of the Company, the Executive shall be entitled to an amount in cash equal to the aggregate spread between the exercise prices of all options granted to Executive by the Company's ("Options") which are then outstanding, whether or not then fully exercisable, and the higher of
(a) the Fair Market Value of Common Share of the Company ("Company Shares") on the Date of Termination or (b) the average price per Company Share actually paid by the acquiring party in connection with any change in control of the Company. As used in this subparagraph, "Fair Market Value" shall mean (1) in the event the Company Shares are listed on any exchange or in the NASD National Market System, the last sale price on such exchange or System on the Date of

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Termination  (or last trading  date prior  thereto) or, if there are no sales on such date, the mean between the representative bid and asked prices for Company Shares on such exchange or System at the close of business on such date or (2) in the event that there is then no public market for the Company Shares or that trading in the Company Shares is sporadic and the mean between any bid and asked prices is not representative of fair market value, the fair market value of the Company Shares determined in accordance with ss.2031-2(f) of the Treasury Regulations or any successor provision thereto. Any Option for which payment is made as prescribed in this paragraph (2) shall be canceled effective upon the making of such payment. The Option shall be exercisable for a period of five (5) years from the date of the original grant of the Option Shares. The Optionee shall forfeit all right and interest to any unvested Option Shares if he is not employed by the Company on the vesting date.

3. Purchase Price. Subject to the provisions of Paragraph 4 hereof, the per share purchase price (the "Option Price") for the Option Shares shall be equal to the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on April 1, 2002 as specified in Paragraph 1 hereof.

4. Adjustments for Change in Capital Structure. If all or any portion of this Option shall be exercised subsequent to any share dividend, split, combination, recapitalization, merger, consolidation, exchange of shares or reorganization as a result of which shares of any class shall be issued in respect to outstanding Common Stock, or if Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person so exercising this Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares to which they would have been entitled in Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the applicable price per share set forth in Paragraph 3 hereof) and had not been disposed of. No fractional share shall be issued upon any such exercise and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

5. Non-Transferability of Option. The Option shall not be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee except as provided in Paragraph 6 of this Agreement. Without limiting the generality of the foregoing restriction of transferability, the Option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

6.       Exercise.

a. Except as otherwise provided herein, the Option may be exercised only if the Optionee has been continuously employed by the Company since the date upon which the Option was granted.

b. In the event that the Optionee's employment with the Company is terminated for any reason (other than for Cause as defined in Section 6.02 of the Executive Employment Agreement), the


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Optionee may exercise the Option regarding all vested Option Shares within seven
(7) month after such termination of employment to the extent he was entitled to exercise it on the effective date of termination. If the Optionee is terminated for Cause, the Option shall forthwith terminate to the extent not theretofore exercised.

c. In the event that the Optionee ceases to be employed by the Company because he retires under a retirement plan of the Company or otherwise retires with the consent of the Company, the Optionee may exercise the Option regarding all vested Option Shares within seven (7) months after such termination of employment to the extent he was entitled to exercise it on the effective date of termination.

d. In the event the Optionee shall die while employed by the Company or within seven (7) months after (i) his termination of employment without Cause under Paragraph 6(b) or (ii) his retirement under Paragraph 6(c), then the Option may be exercised within three (3) years after the Optionee's death, by the person or persons (including Optionee's estate) to whom his rights under the Option shall have passed by will or by the laws of descent and distribution.

e. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal office and place of business. Such notice shall state the election to exercise the Option and the number of Options Shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by the payment of the full purchase price of such Option Shares and the delivery of such payment to the Treasurer of the Company. The certificate for the Option Shares as to which the Option shall have been so exercised shall be registered in the name of the person exercising the Option. If the Optionee shall so request in the notice exercising the Option, the certificate shall be registered in the name of the Optionee and another person jointly with right of survivorship, and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

f. It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon exercise of the Option granted under the Agreement by delivery of shares, that the Optionee (or any authorized representative) pay to the Company, upon its demand, a cash amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the transfer of shares upon such exercise. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of the Option.

g. The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares have been listed on any

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securities exchange or system on which the Common Stock may then be listed.

7. Reservation of Shares. The Company shall, at all times during the term of the Option, reserve and keep available such number of shares of its capital stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue and transfer taxes with respect to the issue and transfer of Option Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith.

8. No Rights as Stockholder. The holder of the Option shall not have any of the rights of a stockholder with respect to the Option Shares covered by the Option except to the extent that one or more certificates for shares shall be delivered to him upon the due exercise of the Option.

9. Registration and Investment Purposes. The Company shall use reasonable efforts to have the shares issuable upon the exercise of this Option registered on a Form S-8 Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Unless the Option Shares have been so registered, the Option is granted on the condition that the acquisition of shares hereunder shall be for investment purposes only and the person acquiring Option Shares upon exercise of the Option must bear the economic risk of the investment for an indefinite period of time since the shares so acquired cannot be sold unless they are subsequently registered or an exemption from such registration is available. Optionee agrees that a legend may be placed on the stock certificates acknowledging the restrictions on subsequent distribution of the shares issued upon exercise of this Option. By exercising the Option, the Optionee acknowledges that he has received all financial and other information concerning the Company he deems necessary or has requested. In addition, the Optionee agrees to furnish the Company with a certificate to the effect of the foregoing upon exercise of the Option.

10. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and representatives and shall be governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                             AMCAST INDUSTRIAL CORPORATION


                             By:      /s/ Byron O. Pond
                                -----------------------------------------
                                      Byron O. Pond
                                      Its:  Chairman of the Board and CEO



(CORPORATE SEAL)

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Attest:


         /s/ Samuel T. Rees
--------------------------------------------
Secretary




                                        /s/ Joseph R. Grewe
                                       ----------------------------------
                                       Joseph R. Grewe


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